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                                                                    EXHIBIT 10.5

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                           DIRECTORS' RETIREMENT PLAN


                 The Board of Directors of First Federal Savings and Loan Association has adopted this Directors' Retirement Plan, effective June __, 1996, in order to provide competitive compensation for its Directors, to attract, retain, and motivate Directors, and to encourage the long-term financial success of the Association through a performance-based benefit formula.

                                   ARTICLE I
                                  DEFINITIONS

                 The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

                 "Account" shall mean a bookkeeping account maintained by the Association in the name of the Participant.

                 "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Association, as the terms are defined in Section 424(e) and
(f), respectively, of the Code.

                 "Association" shall mean First Federal Savings and Loan Association, and any successor to its interest.

                 "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to an executive officer of the Association and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

                 "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

                 "Board" shall mean the Board of Directors of the Association.

                 "Change in Control" shall mean any of the following events:

                 (a) When the Association is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if:

                          (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the
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                 Association before such transaction cease to constitute a
                 majority of the Board of Directors of the Association or any successor to the Association;

                          (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association;

                          (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

                          (iv) any "person" including a "group", exclusive of the Board of Directors of the Association or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's members; or

                          (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Association.

                 (b) If the Association shall be in the "stock" form of organization, a "Change in Control" shall be deemed to have occurred if:

                          (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association;

                          (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association;

                          (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

                          (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

                          (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding





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                 voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Association.

                 Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Association converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

                 "Director" shall mean a member of the Board.

                 "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

                 "Election Form" shall mean the form attached hereto as Exhibit "A".

                 "Employee" shall mean any person who is employed by the Association.

                 "Participant" shall mean an individual who serves on the Board at some time on or after the Effective Date, provided that any Employee who becomes a Director after June 30, 1996 shall not become a Participant unless the Board adopts a specific resolution to that effect.

                 "Plan" shall mean this First Federal Savings and Loan Association Directors' Retirement Plan.

                 "Safe Performance Factor" shall be determined by the Board, in its discretion, for each calendar year during the term of this Plan; provided that said Safe Performance Factor shall in no event be less than 0 or more than
1.2. Attached as Exhibit "B" is the formula that the Board expects to follow (and shall be entitled to rely upon) in making this determination.

                 "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Association and the Trustee, and "Trust" means the trust created thereunder.

                 "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

                                   ARTICLE II
                              CREDITS TO ACCOUNTS

                 On the Effective Date. Each Participant (other than Directors Lampkin and McKeel) who is a Director on the Effective Date shall have his or her Account credited with an amount equal to the product of $1,900 and his or her full years of service as a Director. On the Effective Date, the Account of Director Lampkin shall be credited with an amount projected to provide her with an annual retirement benefit, commencing at age 65 and continuing for her lifetime, in an amount equal to the difference between (i) 70% of her projected annual rate of pay at retirement, and (ii) the annuity value of her currently accrued benefits under the Association's tax-qualified





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retirement plans plus her annual social security benefit at age 65.  On the
Effective Date, the Account of Director McKeel shall be credited with an amount projected to provide him with an annual retirement benefit, commencing at age 65 and continuing for his lifetime, in an amount equal to the difference between (i) 40% of his projected annual rate of pay at retirement, and (ii) the annuity value of his currently accrued benefits under the Association's tax-qualified retirement plans plus his annual social security benefit at age
65. Said formula shall not apply to other Employee-Directors in the absence of a written Board resolution.

                 After the Effective Date. On each July 1st after the Effective Date, each Participant (other than Director Lampkin) who is a Director on said date shall have his or her Account credited with an amount equal to the product of $1,900 and the Safe Performance Factor for the preceding fiscal year. In addition, each Participant's Account shall be credited with a rate of return, on any amounts previously credited, equal to the highest rate of interest paid by the Association on certificates of deposit having a term of one year or less. Notwithstanding the foregoing, if the Association has converted to stock form, said rate of return on the vested balances of Accounts shall equal the dividend-adjusted rate of return on the Association's common stock (or that of its holding company, if one exists).

                 Vesting. Each Director (other than Directors Lampkin and McKeel) shall be at all times fully vested in any amounts credited to their Accounts. Directors Lampkin and McKeel shall become vested in their Accounts according to the following schedule:

                          Full Years as Director
                          On or After June 30, 1996                               Vested Interest
                          --------------------------                              ---------------
                                       0                                                  15%
                                       1                                                  30%
                                       2                                                  45%
                                       3                                                  60%
                                       4                                                  75%
                                       5                                                  90%
                                  6 or more                                              100%


         Final Year Adjustments. If a non-Employee Director terminates his or her service on the Board due to his or her death, disability, or mandatory retirement due to age restrictions, his or her Account shall be credited with an amount equal to the difference between $38,000 and the amount previously credited to his or her Account (exclusive of investment returns). In the event of Employee Director Lampkin's or McKeel's disability or death, the vested percentage on her Account be increased to 50%, if it would otherwise equal a lesser percentage. If Ms. Lampkin's or Mr. McKeel's service on the Board is terminated for any reason other than Just Cause following a Change in Control, the vested percentage in their Account shall be increased to 100%, subject to applicable "golden parachute" limitations under Section 280G of the Internal Revenue Code.





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                                  ARTICLE III
                   DISTRIBUTION FROM ACCOUNTS; ELECTION FORMS

         General Rule. Account balances shall be paid, in cash, in ten equal annual installments beginning during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director for any reason, with any subsequent payments being made by the last day of the first quarter of each subsequent calendar year until the Participant has collected the entire value of his or her Account. Notwithstanding the foregoing: (i) a Participant may elect on his or her Election Form to have his or her Account paid in a single lump sum distribution, or in annual payments over a period of less than ten years, and (ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, either (i) the present value of his or her Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (ii) such reduction is necessary to avoid subjecting the Association to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

         Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly-named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Election Form a distribution period of up to 10 years (with payments to be made in substantially equal annual installments). Beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

                                   ARTICLE IV
                               SOURCE OF BENEFITS

         General Rule. Benefits shall constitute an unfunded, unsecured promise by the Association to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Association, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Association). For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and
(ii) the Board shall, as soon as practicable after the end of each fiscal year of the Association, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

         Change in Control. In the event of a Change in Control, the Association shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.





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                                   ARTICLE V
                                   ASSIGNMENT

         Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                   ARTICLE VI
                            NO RETENTION OF SERVICES

         The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Association to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Association or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Association and any Participant.

                                  ARTICLE VII
                              RIGHTS OF DIRECTORS;
                  TERMINATION OR SUSPENSION UNDER FEDERAL LAW

         The rights of the Directors under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Association. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Association under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected. If the Association is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

         All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the
Association: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

         If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Association's affairs, the Association's obligations under this Plan shall be suspended as of





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the date of such service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                  ARTICLE VIII
                                 REORGANIZATION

         The Association agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth. The Association further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE IX
                           AMENDMENT AND TERMINATION

         The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

                                   ARTICLE X
                                   STATE LAW

         This Plan shall be construed and governed in all respects under and by the laws of the State of Arkansas. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XI
                                HEADINGS; GENDER

         Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XII
                           INTERPRETATION OF THE PLAN

         The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).





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                                  ARTICLE XIII
                                   LEGAL FEES

         In the event any dispute shall arise between a Participant and the Association as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Director to enforce the terms of this Plan or in defending against any action taken by the Association, the Association shall reimburse the Director for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Director shall return such amounts to the Association if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Director shall be paid within 10 days of the Director furnishing to the Association written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Director. Any such request for reimbursement by a Director shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XIV
                                DURATION OF PLAN

         Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.





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                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                           DIRECTORS' RETIREMENT PLAN

                           --------------------------

                                FIRST AMENDMENT

                           --------------------------


         WHEREAS, Heartland Community Bank (the "Bank") maintains the First Federal Savings and Loan Association Directors' Retirement Plan (the "Plan") and Article IX of the Plan permits the Board of Directors of the Bank (the "Board") to amend the Plan at any time; and

         WHEREAS, the Board has determined that it is in the best interests of the Bank to amend the Plan (i) to reflect the Bank's name change from First Federal Savings and Loan Association to Heartland Community Bank, (ii) to permit participants in the Plan to prospectively elect the deemed investment of their Plan accounts between a fund invested in certificates of deposit at the Bank and a fund invested in the common stock of the Bank's holding company, and
(iii) to conform the timing for benefit accruals under the Plan to the timing of expense recognition attributable such accruals for financial accounting purposes.

         NOW THEREFORE, pursuant to Article IX of the Plan, the Plan is hereby amended as follows, effective June 30, 1996, unless otherwise specifically provided below (with italics highlighting revised text).

         1. Effective September 30, 1996, the Plan is amended by replacing the words "First Federal Savings and Loan Association" with "Heartland Community Bank" wherever they appear, and the word "Association" with "Bank" wherever it appears.

         2. The second paragraph of Article II is amended in its entirety to provide as follows:

                 On the first day of each calendar month following the Effective Date, each Participant (other than Directors Lampkin and McKeel) who is a Director on said date shall have his or her Account credited with an amount equal to the product of $158.33 and the Safe Performance Factor for the preceding fiscal year. In addition, each Participant's Account shall be credited with a rate of return, on any vested amounts previously credited, equal to any appreciation or depreciation determined according to the Participant's Election Form.

         3. Article II is amended further by deleting the vesting schedule at the end thereof and by revising the third paragraph to provide as follows:

                 Vesting. Each Director (other than Directors Lampkin and McKeel) shall be at all times fully vested in any amounts credited to their Accounts. Directors Lampkin and McKeel shall be 15% vested in their Accounts as of January 1, 1996, and such vested percentage shall increase by 1.18% for each full calendar month that Directors Lampkin and McKeel, respectively, thereafter continue to serve in such capacity, provided that such vested percentage shall not exceed 100%.
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Directors' Retirement Plan
First Amendment
Page 2


         4. Article III is amended by deleting the second sentence of its second paragraph, and by inserting the following as its third paragraph:

                 Timing for Elections. Elections made pursuant to the Plan shall be revocable during the participant's lifetime and the Participant may, by submitting a superseding Election Form which is accepted by the Board, prospectively change (i) the deemed investment of his Plan account as provided in the Election Form, (ii) the Beneficiary designation, and (iii) the manner of payment to a Beneficiary. Such elections shall, however, become revocable upon the Participant's death.

         5. The Election Form attached to the Plan as Exhibit "A" is amended in its entirety as attached hereto.

         6. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Plan or any agreement entered into thereunder, other than as stated above.

         WHEREFORE, on this _____ day of _______, 1997, the Employer hereby executes this First Amendment to the Plan.


                                                   HEARTLAND COMMUNITY BANK


                                                   By
                                                     --------------------------
                                                       Its President



------------------------
Date

Attest:                                 (Seal)
        -----------------------------